EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Nastech
Pharmaceutical Company Inc.:

We consent to incorporation by reference in the registration statements (No. 333-16507 and No. 333-45264) on Forms S-2, (No. 333-44035, No. 333-59472, No. 333-62800, No. 333-72742, No. 333-108845, No. 333-111324, No. 333-119429, No. 333-127831 and No. 333-138088) on Forms S-3 and (No. 333-28785, No. 333-46214, No. 333-49514, No. 333-92206, No. 333-92222, No. 333-118206, No. 333-126905 and No. 333-135724) on Forms S-8 of Nastech Pharmaceutical Company Inc. and subsidiaries of our reports dated March 7, 2007, with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. and subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Nastech Pharmaceutical Company Inc. Our report refers to a change in the method of accounting for all stock-based awards made to employees and directors effective January 1, 2006.

/s/  KPMG LLP

Seattle, Washington
March 7, 2007